UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2005

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2005, ValueClick, Inc. executed a definitive agreement under which ValueClick would acquire Web Marketing Holdings, Inc. Information regarding the transaction is contained in the third paragraph under the heading "Webclients" in the press release attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the purchase of Web Marketing Holdings, Inc., as described in Item 1.01 above and the related press release attached as Exhibit 99.1, ValueClick would issue approximately 1.8 million shares of ValueClick common stock to stockholders of Web Marketing Holdings, Inc. ValueClick plans to issue such securities in reliance on the exemptions from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On June 10, 2005, ValueClick executed a definitive agreement under which ValueClick would acquire E-Babylon, Inc. Pursuant to Regulation FD, the information contained in the press release attached hereto as Exhibit 99.1 (other than the information in the third paragraph under the heading "Webclients") is incorporated in this Item 7.01 by reference and is deemed "furnished" but not "filed" under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated June 13, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

June 14, 2005	By:	/s/ Scott H. Ray

Name: Scott H. Ray
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated June 13, 2005